Exhibit 99.1

CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2014

FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, October 30, 2013, at 3:45 PM CT (4:45 PM ET)

•	Revenues of $29.8 million rose 28 percent over the fiscal 2013 first quarter

•	Company receives coronary FDA approval

•	Market size estimated at $1.5 billion in the U.S.

•	Controlled launch of Diamondback 360® Coronary Orbital Atherectomy System under way

St. Paul, Minn., October 30, 2013 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular disease, today reported financial results for its fiscal first quarter ended September 30, 2013.

CSI’s first-quarter revenues rose to $29.8 million, a 28-percent gain from $23.3 million in the first quarter of fiscal 2013. Customer reorder revenues remained strong at 96 percent of total revenue.

CSI’s fiscal 2014 first-quarter net loss was $(7.3) million, or $(0.29) per common share, compared to a net loss of $(5.2) million, or $(0.26) per common share, in the fiscal 2013 first quarter. Adjusted EBITDA for the quarter was a loss of $(4.2) million, compared to a loss of $(3.2) million in fiscal 2013. Losses increased from the prior year primarily due to planned investments, including approximately $6.0 million of coronary expenses related to the ORBIT II trial, FDA approval and market launch preparations. Other investments included competitive enhancements to sales and marketing, and expanded clinical and product development initiatives. The company’s first-quarter gross profit margin was 77 percent, similar to the prior-year quarter.

David L. Martin, CSI president and chief executive officer, said, “Strong adoption of our Stealth 360 in the expanding $2.0 billion U.S. PAD market continued to drive revenue growth in the first quarter. Physicians are embracing our easy-to-use technology that provides a superior solution to treat arterial calcium. Calcium is present in approximately 65 percent of all PAD arteries treated and in nearly 80 percent of the small arteries treated below the knee.

“Building on our PAD success, we received FDA approval on October 21, 2013, to market CSI’s Diamondback 360® Coronary Orbital Atherectomy System (OAS) as a treatment for severely calcified coronary arteries. FDA approval of our Diamondback Coronary system allows us to bring to market the first new coronary atherectomy system in more than two decades. This is a landmark moment for patients suffering from calcified coronary artery disease.”

Coronary Launch

According to estimates, significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a substantially higher occurrence of death and major adverse cardiac events (MACE). This approval opens up a large, underserved U.S. market opportunity for CSI, estimated to exceed $1.5 billion annually.

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October 30, 2013

According to Martin, “Severe coronary arterial calcium is an underestimated problem in medicine, with limited options for treatment. The ORBIT II trial proved our Diamondback technology is safe and effective in treating this complex disease. Securing coronary approval is another key milestone in our mission to provide primary tools for vascular intervention. We’re excited to move forward to help a larger physician population treat these previously underserved patients.”

CSI has begun a controlled commercial launch of its Diamondback 360 Coronary OAS. Said Martin, “Our initial coronary rollout will be controlled. With a dedicated team of coronary sales specialists, we are focusing on a limited number of the top medical institutions in the United States and will continue this strategy for several quarters. We are focusing on providing physicians with a quality experience and on driving adoption in those accounts. Additionally, we’ll conduct post-market studies to enhance our product offering and further build our body of clinical data.”

Fiscal 2014 Second-Quarter Outlook

For the fiscal 2014 second quarter ending December 31, 2013, CSI anticipates:

•	Revenue growth of 19 percent to 22 percent over the second quarter of fiscal 2013, to a range of $30.0 million to $31.0 million;

•	Gross profit as a percentage of revenues consistent with the first quarter of fiscal 2014;

•	Operating expenses approximately 10 percent higher than the first quarter of fiscal 2014, primarily for additional coronary investments;

•	Interest and other expense of approximately $(300,000), excluding the potential effect of debt conversions or valuation changes of the related conversion option asset; and

•	Net loss in the range of $(9.1) million to $(9.7) million, or loss per common share ranging from $(0.36) to $(0.38), assuming 25.6 million average shares outstanding, and excluding the potential effect of debt conversions or valuation changes of the related conversion option asset.

Concluded Martin, “This fiscal year has already been filled with many accomplishments. We delivered very strong first-quarter revenue growth, secured a landmark FDA approval, began a controlled coronary market launch and advanced scientific data through clinical trials. This all sets the stage for continued revenue growth in the future. Our fiscal 2014 focus remains twofold: successfully launching our coronary system—making growth investments as appropriate—and driving further PAD adoption through clinical and educational initiatives and product enhancements.”

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)

Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal first-quarter results today, October 30, 2013, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 679-8034 and enter access number 63886847. Please dial in at least 10 minutes prior to the call and wait for assistance, or dial “0” for the operator. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.

For an audio replay of the conference call, dial (888) 286-8010 and enter access number 86279679. The audio replay will be available beginning at 7:45 p.m. CT on Wednesday, October 30, 2013, through 11 p.m. CT on Wednesday, November 13, 2013.

Use of Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.

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October 30, 2013

About Peripheral Arterial Disease

As many as 12 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360° and Diamondback 360°, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Arterial Disease

Coronary Artery Disease (CAD) is a life-threatening condition and leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives, or 1 in 4 Americans, in the United States each year. According to estimates, significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.

Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in August 2007. To date, over 125,000 of CSI’s devices have been sold to leading institutions across the United States. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. For more information, visit the company’s website at www.csi360.com.

Safe Harbor

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) the expanding $2.0 billion PAD market; (ii) the $1.5 billion estimate of the market for a coronary application and its future growth potential; (iii) the initial coronary rollout; (iv) potential future growth of CSI; (v) anticipated revenue, gross profit, operating expenses, interest and other expense, and net loss; and (vi) CSI’s fiscal 2014 focus, are forward-looking statements.

These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth; the reluctance of physicians to accept new products; the effectiveness of the Stealth 360° and the Diamondback 360 Coronary OAS; actual clinical trial and study results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals;

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October 30, 2013

approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures

Peripheral Products

The Stealth 360°® PAD System, Diamondback 360® PAD System and Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

Coronary Product

Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25 percent has not been evaluated.

See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com .

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

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October 30, 2013

Cardiovascular Systems, Inc.

Consolidated Statements of Operations

(Dollars in Thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30,
	2013	2012
Revenues	$29,766	$23,293
Cost of goods sold	6,864	5,254

Gross profit	22,902	18,039

Selling, general and administrative	25,371	20,023
Research and development	4,378	3,222

Total expenses	29,749	23,245

Loss from operations	(6,847)	(5,206)
Interest and other expense, net	(445)	(4)

Net loss	$(7,292)	$(5,210)

Net loss per common share:
Basic and diluted	$(0.29)	$(0.26)

Weighted average common shares used in computation:
Basic and diluted	24,751,368	20,397,004

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Cardiovascular Systems, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

(unaudited)

	September 30,	June 30,
	2013	2013
ASSETS
Current assets
Cash and cash equivalents	$63,227	$67,897
Accounts receivable, net	15,271	14,730
Inventories	8,266	6,243
Prepaid expenses and other current assets	1,231	959

Total current assets	87,995	89,829

Property and equipment, net	3,022	2,999
Patents, net	3,418	3,219
Other assets	685	850

Total assets	$95,120	$96,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$5,074	$5,095
Accounts payable	8,520	7,230
Deferred grant incentive	151	156
Accrued expenses	10,209	9,932

Total current liabilities	23,954	22,413

Long-term liabilities
Long-term debt, net of current maturities	5,742	7,472
Other liabilities	153	180

Total long-term liabilities	5,895	7,652

Total liabilities	29,849	30,065

Commitments and contingencies
Total stockholders’ equity	65,271	66,832

Total liabilities and stockholders’ equity	$95,120	$96,897

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October 30, 2013

Cardiovascular Systems, Inc.

Supplemental Sales Information

(Dollars in Thousands)

(unaudited)

	Three Months Ended September 30,
	2013	2012
Device revenue	$26,206	$20,476
Other product revenue	3,560	2,817

Total revenue	$29,766	$23,293

Device units sold	8,558	6,408

New customers	50	34

Reorder revenue %	96%	96%

Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table below. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table below.

Cardiovascular Systems, Inc.

Adjusted EBITDA

(Dollars in Thousands)

(unaudited)

	Three Months Ended September 30,
	2013	2012
Loss from operations	$(6,847)	$(5,206)
Add: Stock-based compensation	2,300	1,755
Add: Depreciation and amortization	316	221

Adjusted EBITDA	$(4,231)	$(3,230)

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October 30, 2013

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

— Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.

— Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:

— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

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October 30, 2013

— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.

CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Investor Relations (651) 259-2800 investorrelations@csi360.com	Padilla Speer Beardsley Inc. Marian Briggs (612) 455-1742 mbriggs@padillaspeer.com Matt Sullivan (612) 455-1709 msullivan@padillaspeer.com

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